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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 3, 2014 (March 3, 2014)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 8.01. Other Events.

The Internal Revenue Service (the “IRS”) mailed a “Notice of Beginning of Administrative Proceeding” to Holly Energy Partners, L.P. (the “Partnership”) dated December 18, 2013 stating that the IRS is commencing an audit of the Partnership’s 2011 partnership tax return (the “NBAP”). The Partnership understands this to be a routine audit of various items of partnership income, gain, deductions, losses and credits. The audit is in its preliminary stages so it is not known whether the IRS will propose any adjustments to the Partnership’s tax returns, whether such adjustments would be material, or how such adjustments would affect unitholders. The Partnership is making this disclosure, on behalf of the Partnership’s tax matters partner, to satisfy the IRS requirement that a copy of the NBAP is provided to certain of the Partnership’s partners. The Partnership, through its tax matters partner and tax advisers, will cooperate with the IRS examiners auditing the Partnership’s 2011 partnership tax return. Unitholders should consult their tax advisers if they have any questions. A copy of the NBAP is furnished as Exhibit 99.1 and incorporated by reference into this Item 8.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Holly Energy Partners, L.P. Notice of Beginning of Administrative Proceeding for Tax Year Ended December 31, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.
By:    HEP Logistics Holdings, L.P., its General Partner
By:    Holly Logistic Services, L.L.C., its General Partner

By:     /s/ Douglas S. Aron
Name:    Douglas S. Aron
Title:     Executive Vice President and Chief Financial Officer

Date:    March 3, 2014

EXHIBIT INDEX
Exhibit Number        Exhibit Title

99.1	Holly Energy Partners, L.P. Notice of Beginning of Administrative Proceeding for Tax Year Ended December 31, 2011.